UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 4, 2021
CONSTRUCTION PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38479	26-0758017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Healthwest Drive, Suite 2 Dothan, Alabama 36303 (Address of principal executive offices) (ZIP Code)

(334) 673-9763 (Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	ROAD	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Fred J. Smith, III to the Board of Directors

On November 4, 2021, the Board of Directors (the “Board”) of Construction Partners, Inc. (the “Company”), in accordance with the Company’s Amended and Restated Bylaws and upon the recommendation of the Board’s Nominating and Corporate Governance Committee, increased the size of the Board from seven (7) directors to eight (8) directors and elected Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, to fill the vacancy created by the increase in the size of the Board. Mr. Smith will serve as a Class I director, with a term expiring at the 2022 annual meeting of the Company’s stockholders. The Board did not appoint Mr. Smith to serve on any committees of the Board in connection with his election but may appoint Mr. Smith to serve on one or more such committees in the future. There are no arrangements or understandings between Mr. Smith and any other person pursuant to which he was elected as a director. As an executive officer of the Company, it is not expected that Mr. Smith will receive additional compensation for his service as a member of the Board.

Material Plans, Contracts or Arrangements; Transactions with Related Persons

The following is a description of certain transactions involving Mr. Smith, each of which previously has been disclosed, provided pursuant to the requirements of Item 404(a) of Regulation S-K.

Mr. Smith is a party to an indemnification agreement with the Company, the form of which previously has been approved by the Board and entered into by each of the Company's current directors and executive officers (the “Indemnification Agreement”). Additional information regarding the Indemnification Agreement is set forth in the proxy statement for the 2021 annual meeting of the Company’s stockholders. The form of Indemnification Agreement is incorporated herein by reference to Exhibit 10.1 to this report.

Mr. Smith is a party to an employment agreement with the Company (as amended, the “Employment Agreement”), pursuant to which Mr. Smith serves as the Company’s President and Chief Executive Officer. Pursuant to the Employment Agreement, Mr. Smith is entitled to receive an annual minimum base salary of $550,000 and is eligible to receive a cash bonus and equity awards and to participate in various benefit plans and programs offered by the Company. Additional information regarding the Employment Agreement is set forth in the proxy statement for the 2021 annual meeting of the Company’s stockholders. The form of Employment Agreement and subsequent amendments thereto are incorporated herein by reference to Exhibits 10.2, 10.2A and 10.2B to this report.

On December 31, 2017, the Company sold an indirect wholly owned subsidiary to Mr. Smith’s brother in consideration for a note receivable in the amount of approximately $1.0 million, which approximated the net book value of the disposed entity. In connection with this transaction, the Company also received a separate note receivable from the disposed entity in the amount of approximately $1.0 million, representing certain accounts payable of the disposed entity that the Company had previously paid on its behalf. During the 2020 fiscal year, the notes were amended to, among other things, reduce the outstanding principal balances of the notes, eliminate the accrual of interest thereon and revise the respective payment schedules of the amounts outstanding under the notes. During the 2021 fiscal year, the largest aggregate amount of principal outstanding was approximately $1.0 million, and the aggregate amount of principal paid on the notes was approximately $170 thousand. As of September 30, 2021, the aggregate remaining principal balance of the notes was approximately $848 thousand. Remaining payments are scheduled to be made in periodic installments through the 2026 fiscal year.

FSC II, LLC, a wholly owned subsidiary of the Company (“FSC”), is a party to a master services subcontract with an entity owned by Mr. Smith’s brother-in-law. Pursuant to the agreement, the entity performs subcontract work for FSC, including trucking services. During the fiscal year ended September 30, 2021, FSC incurred costs of approximately $8.6 million for these subcontract services. As of September 30, 2021, FSC had approximately $563 thousand due to this entity reflected in accounts payable.

FSC rents vehicles on a month-to-month basis from an entity owned by Mr. Smith’s father. During the fiscal year ended September 30, 2021, FSC paid this entity approximately $177 thousand for these rentals. In addition, during the fiscal year ended September 30, 2021, FSC purchased vehicles that it previously had rented from this entity for an aggregate purchase price of approximately $698 thousand.

From time to time, an entity owned by Mr. Smith’s brother provides subcontracting services to FSC. During the fiscal year ended September 30, 2021, FSC paid approximately $215 thousand for these services.

Prior to the Company’s acquisition of FSC in 2011, FSC advanced funds to an entity owned by Mr. Smith’s father in connection with a land development project. Through March 2021, the obligations of the borrower entity to repay the advances were guaranteed by a separate entity owned by Mr. Smith’s father. Amounts outstanding under the advances did not bear interest and were scheduled to mature in full in March 2021. In March 2021, FSC amended and restated the terms of the repayment obligation, as a result of which Mr. Smith personally assumed the remaining balance of the obligation. No new amounts were advanced to Mr. Smith by the Company, FSC or any subsidiary or affiliate thereof in connection with the transaction. Under the amended and restated terms, Mr. Smith executed a promissory note in favor of FSC in the principal amount of approximately $774 thousand. The note bears simple interest at a rate of 4.0% and requires annual minimum payments of $100 thousand, inclusive of principal and accrued interest, with any remaining principal and accrued interest due and payable in full on December 31, 2027. As security for his payment obligations, Mr. Smith pledged as collateral 30,000 shares of the 140,389 shares of Class B common stock that had previously been pledged as collateral and 7,500 shares of Class A common stock owned by Mr. Smith personally. During the 2021 fiscal year, the largest aggregate amount of principal outstanding under the note was approximately $774 thousand, and no principal was due or paid on the note. As of September 30, 2021, the aggregate remaining principal balance of the note was approximately $774 thousand.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Form of Indemnification Agreement, by and between Construction Partners, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.1 to Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 333-224174), filed on April 23, 2018)

10.2
Form of Employment Agreement, dated April 1, 2020, by and between Construction Partners, Inc. and certain executive officers (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-38479) filed on April 3, 2020)

10.2A
Amendment to Employment Agreement, effective as of October 1, 2020, by and between Construction Partners, Inc. and Fred J. Smith, III (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-38479) filed on October 2, 2020)

10.2B
Second Amendment to Employment Agreement, effective as of May 5, 2021, by and between Construction Partners, Inc. and Fred J. Smith, III (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-38479) filed on May 7, 2021)

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTRUCTION PARTNERS, INC.

Date: November 9, 2021	By:	/s/ R. Alan Palmer
R. Alan Palmer
Executive Vice President and Chief Financial Officer